Exhibit 24(a)

OMNIBUS POWERS OF ATTORNEY

July 1, 2024

Each person whose signature appears below authorizes each of Lizbeth L. Wright, Kirsten M. Park and Taras G. Szmagala or any of them as his or her attorney-in-fact and agent, with full power of substitution and resubstitution, to execute, in his or her name and on his or her behalf, in any and all capacities including, without limitation, in his or her capacity as an officer, director or manager, as the case may be, of the applicable registrants listed on Schedule A hereto, a Registration Statement on Form S-3 and any amendments, including post-effective amendments, with all the exhibits thereto, and all other documents in connection therewith, as applicable, with the Securities and Exchange Commission, necessary or advisable to enable the registrants to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in respect thereof, in connection with the registration of the securities which are the subject of such registration statement, which amendments may make such changes in such registration statement as such attorney may deem appropriate, and with full power and authority to perform and do any and all acts and things, whatsoever which any such attorney or substitute may deem necessary or advisable to be performed or done in connection with any or all of the above-described matters, as fully as each of the undersigned could do if personally present and acting, hereby ratifying and approving all acts of any such attorney or substitute.

This Omnibus Powers of Attorney may be signed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Balance of Page Intentionally Blank]

IN WITNESS HEREOF, each of the undersigned has subscribed his or her name as of the date first written above.

/s/ Craig Arnold
Craig Arnold

/s/ Olivier Leonetti
Olivier Leonetti

/s/ Adam Wadecki
Adam Wadecki

/s/ Lisa D. Sutton
Lisa D. Sutton

/s/ Taras G. Szmagala
Taras G. Szmagala

[Signature page to Omnibus Powers of Attorney for U.S. Entities]

Schedule A – Registrants

1.	Eaton Corporation
2.	Cooper B-Line, Inc.
3.	Cooper Bussmann, LLC
4.	Cooper Crouse-Hinds, LLC
5.	Cooper Power Systems, LLC
6.	Cooper Wiring Devices, Inc.
7.	Eaton Aeroquip LLC
8.	Eaton Aerospace LLC
9.	Eaton Electric Holdings LLC
10.	Eaton Filtration LLC
11.	Eaton Leasing Corporation
12.	Wright Line LLC

EATON CORPORATION
(“Eaton”)

EATON AEROQUIP LLC
EATON AEROSPACE LLC
EATON FILTRATION LLC
EATON LEASING CORPORATION
WRIGHT LINE LLC
EATON ELECTRIC HOLDINGS LLC
COOPER B-LINE, INC.
COOPER BUSSMANN, LLC
COOPER CROUSE-HINDS, LLC
COOPER POWER SYSTEMS, LLC
COOPER WIRING DEVICES, INC.
 (the “Companies”)

CERTIFICATE

The undersigned, Lizbeth L. Wright, as Assistant Secretary of Eaton and Secretary of the Companies, DOES HEREBY CERTIFY THAT the resolutions attached as Annex A hereto are true and correct copies of the resolutions excerpted from the Unanimous Written Consents of the Board of Directors, Board of Managers or Sole Member, as applicable, of each of Eaton and of the Companies, respectively (collectively, the “Consents”); and such Consents were duly adopted on the dates set forth in Annex A, and the resolutions therein are in full force and effect on the date hereof.

WITNESS my hand and the seal of the Company this 25th day of July 2024.

/s/ Lizbeth L. Wright
Lizbeth L. Wright
Assistant Secretary

ANNEX A

Excerpt from the Unanimous Written Consent of the Board of Directors of

Eaton Corporation, Cooper B-Line, Inc., Cooper Bussmann, LLC, Cooper Crouse-Hinds, LLC, Cooper Power Systems, LLC, Cooper Wiring Devices, Inc., Eaton Aeroquip LLC, Eaton Aerospace LLC, Eaton Electric Holdings LLC, Eaton Filtration LLC, Eaton Leasing Corporation and Wright Line LLC

on July 1, 2024

RESOLVED, that each officer, director, or manager of the Guarantor, as applicable, that may be required to execute the Shelf Registration Statement, any document or agreement required with respect to a Guarantee or any and all amendments thereto or documents in connection therewith (whether for or on behalf of the Guarantor, or as an officer, director or manager of the Guarantor, or otherwise) be, and hereby is, authorized to execute a power of attorney appointing, in his or her sole discretion, his or her attorneys-in-fact, each with power of substitution and resubstitution, in their names and in their capacities as officers, directors and/or managers of the Guarantor, to sign the Shelf Registration Statement, any documents related to any Guarantee, any and all amendments and supplements thereto and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, each of said attorneys to have power to act with or without the other, and to have full power and authority to perform, in the name of and on behalf of each of said officers, directors, or managers who shall have executed such a power of attorney, every act whatsoever which such attorneys, or any of them, may deem necessary, appropriate or advisable to be done in connection therewith as fully for all intents and purposes as such officers, directors, or managers could do in person.

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